SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 8, 2008

POSITRON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1304 Langham Creek Drive, Suite 300, Houston, Texas 77084	95472
(Address of Principal Executive Offices)	(Zip Code)

(281) 492-7100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On January 2, 2008, the Registrant’s Board of Directors appointed Joseph C. Sardano and Corey N. Conn as Directors of the Registrant, filling vacancies that existed on the Board.

Mr. Sardano accepted a previously extended offer to join the registrant’s Board of Directors awarding compensation in the amount of $10,000 per quarter and options to purchase 500,000 shares of the Registrant’s common stock, par value $0.01 per shares, at an exercise price of $0.07 per share.  The Registrant also granted Mr. Conn an award of 500,000 options at an exercise price of $0.07 per share in connection with his appointment.  The Registrant did not enter into agreements with Mr. Conn relative to compensation earned in respect of his appointment.  There is no plan, contract or arrangement (written or unwritten) to which Messrs. Sardano or Conn participate to which their appointment triggers an award or grant.

During the Company’s last fiscal year, there have been no transactions nor are there any proposed transactions between the Company and Messrs. Sardano or Conn that would require disclosure pursuant to Item 404(a) of Regulation S-B.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: January 8, 2008	By:	/s/ Patrick G. Rooney
Patrick G. Rooney
Chairman of the Board